UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2005

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 150 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)	As a result of the resignation of Jeffrey Berg from the board of directors of LeapFrog Enterprises, Inc. (“LeapFrog”) discussed below, on February 14, 2005, LeapFrog notified the New York Stock Exchange (“NYSE”) that as of February 10, 2005, it is not in compliance with Section 303A.07 of the NYSE Listed Company Manual, which requires that the audit committee for a company listed on the NYSE must have a minimum of three members. With Mr. Berg’s resignation, LeapFrog’s Audit Committee currently consists of two members. LeapFrog’s board of directors is actively seeking a candidate to fill the vacancy on our board of directors and the vacancy on the Audit Committee created by Mr. Berg’s resignation.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On February 10, 2005, Jeffrey Berg resigned from the board of directors of LeapFrog. Accordingly, he will no longer serve as a member of the audit, compensation, and nominating and corporate governance committees of the board of directors of LeapFrog.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: February 14, 2005	By:	/s/ Thomas J. Kalinske
Thomas J. Kalinske
Chief Executive Officer